Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated June 26, 2014, except for Notes 2, 10, 14, as to which the date is September 15, 2014, relating to the consolidated financial statements of Tantech Holdings Ltd. for the years ended December 31, 2013 and 2012, which appear in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

September 16, 2014